                                                                    Exhibit 99.4

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION  RIGHTS AGREEMENT (the "AGREEMENT") is entered into as of
January 27, 2006, by and between  HALLMARK  FINANCIAL  SERVICES,  INC., a Nevada corporation (the "COMPANY"),  and NEWCASTLE  SPECIAL  OPPORTUNITY FUND I, L.P. a
Delaware limited partnership (the "INVESTOR").

                                R E C I T A L S :

     WHEREAS,  the Company has entered  into that  certain  Purchase  Agreement, dated  as of the date  hereof  (the  "PURCHASE  AGREEMENT"),  with the  Investor pursuant  to which the  Company  has agreed to issue and sell to the  Investor a convertible promissory note (the "NOTE");

     WHEREAS,  the Company has agreed to grant certain  registration rights with respect to the shares of the Company's  Common Stock issuable upon conversion of the Note;

     NOW,  THEREFORE,  in  consideration  of the  foregoing  and  of the  mutual promises  and  covenants  contained  herein,  and for  other  good and  valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     Capitalized  terms used but not defined  herein  shall have the  respective meanings given to them in the Purchase Agreement.

     As used herein,  the following  terms shall have the  following  respective meanings:

     1.1  "COMMISSION" shall mean the U.S. Securities and Exchange Commission or any other successor federal agency at the time administering the Securities Act.

     1.2  "COMMON STOCK" shall mean the Company's common stock,  $0.03 par value per share.

     1.3  "EXCHANGE  ACT" shall mean the  Securities  Exchange  Act of 1934,  as amended,  or any similar  federal  statute and the rules and  regulations of the
Commission thereunder, all as the same shall be in effect at the time.

     1.4  "HOLDERS"  shall mean and  include  the  Investor  and any  transferee thereof who holds Registrable Securities of record.

     1.5  "REGISTER,"  "REGISTERED" and  "REGISTRATION"  refer to a registration effected by preparing and filing with the Commission a registration statement in compliance  with the  Securities  Act,  and the  declaration  or ordering by the
Commission of the effectiveness of such registration statement.

     1.6  "REGISTRABLE  SECURITIES" means any and all shares of Common Stock (i)
issued or issuable upon  conversion of the Note and (ii) issued or issuable with respect  to the  Common  Stock  referred  to in clause  (i) above upon any stock split,  stock dividend,  recapitalization,  reclassification,  exchange or other similar event.  The term  "Registrable  Securities"  shall exclude in all cases, however, such shares of Common Stock (i) following their sale by a Holder to the public pursuant to a registered offering or pursuant to Rule 144 or (ii) sold in a private  transaction  in which the  Holder's  registration  rights  under this
Agreement are not assigned.

     1.7  "REGISTRATION  EXPENSES"  shall  mean  all  reasonable  and  customary expenses  incurred by the Company in complying  with Articles 2, 3 and 5 hereof, including,  without limitation, all registration,  qualification and Commission,
National  Association  of Securities  Dealers,  Inc.,  stock  exchange and other filing fees, printing expenses,  duplication  expenses relating to copies of any registration statement or prospectus delivered to any Holders, escrow fees, fees and  disbursements of legal counsel for the Company,  fees and  disbursements of the Company's accountants and blue sky fees and expenses.

     1.8  "RULE 144" shall mean Rule 144 under the  Securities  Act or any other similar rule or regulation then in effect.

     1.9  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar  federal  statute and the rules and  regulations  of the  Commission thereunder, all as the same shall be in effect at the time.

     1.10 "SELLING  EXPENSES" shall mean all  underwriting  fees,  discounts and selling  commissions  applicable  to the  Registrable  Securities  registered on behalf of the Holders and the fees and expenses of any special  counsel  engaged by the Holders.

                                   ARTICLE 2
                              REQUIRED REGISTRATION

     2.1  REQUEST FOR REGISTRATION.

     (a)  At any time from and after the date  hereof,  the  Investor may make a written  request  to the  Company  to file a  registration  statement  under the
Securities Act covering all or part of the  Registrable  Securities then held by the  Investor.  No later than 30 days  following  its  receipt  of such  written request (the "DEMAND  REGISTRATION  FILING DATE"),  the Company will prepare and file with the  Commission a  registration  statement  under the  Securities  Act covering all of the Registrable Securities requested to be included therein, and the Company will use its reasonable best efforts to obtain the  effectiveness of such  registration  as soon as  practicable  as would permit or  facilitate  the original  issuance  or  subsequent  resale  and  distribution  of  all  of  such
Registrable Securities. If, however, the Company shall furnish to the Investor a certificate  signed by the Chief  Operating  Officer of the Company prior to the
Demand  Registration Filing Date stating that, in the good faith judgment of the
Board of  Directors of the Company,  it would be  seriously  detrimental  to the
Company and its  shareholders  for such  registration  statement  to be filed by reason of a material pending transaction,  then the Company shall have the right to defer  such  filing  for a period of not more than 60 days  after the  Demand
Registration Filing Date. Such registration  statement shall contain (unless the

                                      -2-

Investor  otherwise directs)  substantially the "Plan of Distribution"  attached hereto as ANNEX A.

     (b)  The  Company  shall be  obligated  to  effect  only  one  registration pursuant to this Section 2.1. If any registration is commenced  pursuant to this
Section  2.1  and is not  consummated  for  any  reason  whatsoever  (a  "FAILED
REGISTRATION"),  such Failed  Registration  shall not be deemed to  constitute a registration  under this  Section 2.1 and the  Investor  shall retain its rights pursuant  to  this  Section  2.1.  Any  expenses  in  connection  with a  Failed
Registration shall be paid in accordance with Article 4 hereof.

     2.2  SHELF REGISTRATION.  Not later than the Shelf Registration Filing Date
(as defined  below),  the Company  will  prepare and file with the  Commission a registration  statement under the Securities Act covering all of the Registrable
Securities  then  outstanding,  and the  Company  will use its  reasonable  best efforts to obtain the  effectiveness of such registration as soon as practicable as would permit or facilitate  the original  issuance or  subsequent  resale and distribution of all of such Registrable  Securities by the Holders. If, however, the  Company  shall  furnish to the  Holders a  certificate  signed by the Chief
Operating Officer of the Company within 30 days of the Shelf Registration Filing
Date stating that,  in the good faith  judgment of the Board of Directors of the
Company,  it would be seriously  detrimental to the Company and its shareholders for such  registration  statement  to be filed by reason of a  material  pending transaction,  then the  Company  shall have the right to defer such filing for a period of not more than sixty 60 days after the Shelf Registration  Filing Date.
Such registration  statement shall contain (unless the Holders otherwise direct)
substantially  the "Plan of  Distribution"  attached  hereto as ANNEX A.  "SHELF
REGISTRATION  FILING DATE" shall mean the third  anniversary of the date hereof, provided that the Company's market  capitalization  on such date is greater than
$300 million; provided,  however, that if the Company's market capitalization on such date is less  than or equal to $300  million,  then the Shelf  Registration
Filing Date shall be 30 days  following the first date  thereafter  (the "MARKET
CAPITALIZATION THRESHOLD DATE") that the Company's market capitalization exceeds
$300 million,  and the Company shall give the Investor  prompt written notice of the occurrence of the Market Capitalization Threshold Date.

     2.3  UNDERWRITING.

     (a)  The resale  distribution of the Registrable  Securities covered by the registration  statements  referred  to in  Section  2.1 and 2.2  above  shall be effected by means of the method of distribution  selected by the Holders holding a majority in  interest of the  Registrable  Securities.  The Holders  holding a majority in interest of the  Registrable  Securities  may also change the resale distribution  method from time to time (subject to amendment of the registration statement at the expense of the Holders as required to describe  such  changes).
If such  distribution is effected by means of an underwriting,  the right of any
Holder to registration pursuant to this Article 2 shall be conditioned upon such
Holder's  participation in such  underwriting and the inclusion of such Holder's
Registrable Securities in the underwriting to the extent provided herein.

     (b)  If such  distribution  is  effected by means of an  underwriting,  the
Company  (together  with all Holders  proposing to distribute  their  securities through  such  underwriting)  shall  enter  into an  underwriting  agreement  in customary  form with a managing  underwriter of nationally  recognized  standing

                                      -3-

selected  for such  underwriting  by the Company  and  approved by a majority in interest of the Holders,  which  approval  shall not be  unreasonably  withheld;
provided,  however,  that the  liability  of each Holder  shall be limited to an amount equal to the net proceeds from the offering received by such Holder.

     (c)  Notwithstanding any other provision of this Article 2, if the managing underwriter determines that marketing factors require a limitation of the number of  shares to be  underwritten,  the  Company  shall so advise  all  Holders  of
Registrable Securities, and the number of shares of Registrable Securities to be included in the underwriting shall be allocated among the Holders of Registrable
Securities  that have elected to participate in such  underwritten  offering pro rata  according  to the number of  Registrable  Securities  held by each Holder.
Without the consent of a majority in  interest  of the  Holders,  no  securities other than Registrable Securities shall be covered by such registration.

     (d)  If any  Holder  disapproves  of the  terms of the  underwriting,  such
Holder may elect to withdraw  therefrom by written  notice to the  Company,  the managing  underwriter  and the other  Holders.  The  Registrable  Securities  so withdrawn shall also be withdrawn from registration.

                                   ARTICLE 3
                              COMPANY REGISTRATION

     3.1  NOTICE OF  REGISTRATION  TO  INVESTOR.  If at any time or from time to time from and after the date hereof, the Company shall determine to register any of its  securities,  either  for its own  account  or the  account of a security holder or holders,  other than (i) a  registration  relating  solely to employee benefit plans on Form S-8 (or any successor  form),  (ii) a registration on Form
S-4 (or any  successor  form),  (iii) a  registration  on any form that does not permit  secondary  sales  or (iv) a  registration  relating  solely  to a rights offering, the Company will:

     (a)  promptly give to the Investor written notice thereof; and

     (b)  include in such registration (and any related qualification under blue sky laws or other compliance),  and in any underwriting involved therein, all of the Registrable  Securities specified in a written request,  made within 15 days after  receipt of such  written  notice  from the Company  described  in Section
3.1(a),  by the Investor,  but only to the extent that the original  issuance or resale distribution of such Registrable  Securities is not already covered by an effective registration statement under Article 2 above.

     3.2  UNDERWRITING.

     (a)  If the  registration  of which  the  Company  gives  notice  is for an offering involving an underwriting,  the Company shall so advise the Investor as part of the written notice given pursuant to Section 3.1(a).  In such event, the right of the  Investor  to  registration  pursuant  to this  Article  3 shall be conditioned  upon the  Investor's  participation  in such  underwriting  and the inclusion of the Investor's  Registrable  Securities in the  underwriting to the extent  provided  herein.  The Investor shall  (together with the Company) enter into an underwriting  agreement in customary form with the managing  underwriter selected for such  underwriting  by the  Company;  provided,  however,  that the liability  of the  Investor  shall  be  limited  to an  amount  equal to the net proceeds from the offering received by the Investor.

                                      -4-

     (b)  Notwithstanding any other provision of this Article 3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten,  the Company shall so advise the Investor, and the number of shares of Common  Stock to be included in such  registration  shall be allocated as follows:  (i) first, for the account of the Company,  all shares of
Common  Stock  proposed  to be sold by the  Company;  and (ii)  second,  for the account of the Investor and any other shareholders of the Company  participating in such  registration,  the  number of shares of Common  Stock  requested  to be included in the  registration  by the  Investor and such other  shareholders  in proportion,  as nearly as practicable,  to the respective  number of shares that are proposed to be offered and sold by the Investor and such other  shareholders at the time of filing the registration  statement.  No Registrable Securities or other shares of Common Stock excluded from the underwriting in this Article 3 by reason of the  underwriters'  marketing  limitation  shall be  included  in such registration.

     (c)  The Company  shall so advise the Investor  and the other  shareholders distributing  their securities  through such underwriting of any such limitation and the  number of  shares  that may be  included  in the  registration.  If the
Investor  disapproves  of the terms of any such  underwriting,  the Investor may elect to withdraw  therefrom  by written  notice to the Company and the managing underwriter.  Any securities  excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     (d)  The  Company  shall  have  the  right to  terminate  or  withdraw  any registration  initiated by it under this Article 3 prior to the effectiveness of
such  registration,   whether  or  not  the  Investor  has  elected  to  include
Registrable Securities in such registration.

                                   ARTICLE 4
                            EXPENSES OF REGISTRATION

     All  Registration  Expenses  incurred in connection with any  registration, qualification  or  compliance  pursuant  to  Articles  2, 3 and 5 hereof and the reasonable fees of one counsel for the Holders of Registrable  Securities in the case of a  registration  pursuant  to Article 2 hereof  (up to $5,000)  shall be borne by the Company.  All Selling Expenses  relating to Registrable  Securities registered on behalf of a Holder shall be borne by such Holder.

                                   ARTICLE 5
                             REGISTRATION PROCEDURES

     (a)  In the case of each  registration  effected by the Company pursuant to this  Agreement,  the Company will keep each Holder advised in writing as to the initiation of each  registration and as to the completion  thereof.  The Company agrees to use its reasonable  best efforts to effect or cause such  registration to permit the sale of the Registrable  Securities covered thereby by the Holders thereof in  accordance  with the  intended  method or  methods  of  distribution thereof  described  in such  registration  statement.  In  connection  with  any registration of any Registrable Securities, the Company shall:

               (i)     prepare  and file  with  the  Commission  a  registration
          statement  with  respect to such  Registrable  Securities  and use its reasonable best efforts to cause such registration  statement filed to become effective;

                                      -5-

               (ii)    prepare and file with the Commission  such amendments and
          supplements to such registration statement and the prospectus included therein as may be necessary  to effect and maintain the  effectiveness of such  registration  statement  pursuant to the applicable rules and regulations of the Commission and the  instructions  applicable to the form of such  registration  statement  (provided,  however,  that  the
          Company  shall not be obliged to maintain  the  effectiveness  of such registration  statement  longer  than  through  the earlier of (A) two years following the effective date of such registration  statement and
          (B) such time as all Registrable Securities registered thereunder have been sold pursuant to such registration statement), and furnish to the
          Holders of the  Registrable  Securities  covered thereby copies of any such  supplement or amendment  prior to its use and/or filing with the
          Commission;

               (iii)   permit one legal  counsel for the Holders of  Registrable
          Securities  to be included in a  registration  statement to review and
          comment  upon  a  registration  statement,   and  all  amendments  and
          supplements  thereto,  within a reasonable amount of time prior to its filing with the Commission,  and not file any registration  statement, or  amendment  or  supplement  thereto,  in a form to which such legal counsel  reasonably and timely  objects.  The Company shall furnish to such legal counsel,  without charge, copies of any correspondence from the Commission to the Company or its  representatives  relating to any registration statement;

               (iv)    promptly notify the Holders of Registrable  Securities to
          be  included  in a  registration  statement  hereunder,  the  sales or placement agent, if any, therefor and the managing  underwriter of the securities  being sold,  and confirm such advice in writing,  (A) when such registration  statement or the prospectus included therein or any prospectus  amendment or  supplement or  post-effective  amendment has been filed and,  with  respect to such  registration  statement or any post-effective  amendment,  when the same has become effective, (B) of the  issuance  by the  Commission  of any stop  order  suspending  the effectiveness of such registration  statement or the initiation of any proceedings for that purpose, (C) of the receipt by the Company of any notification  with respect to the suspension of the  qualification  of the  Registrable  Securities  for  sale  in  any  jurisdiction  or the initiation or threatening  of any proceeding for such purpose,  (D) of any request by the  Commission  for any  amendment or  supplement to a registration statement or related prospectus or related information or
          (E) if, at any time when a  prospectus  is  required  to be  delivered under the Securities Act, such  registration  statement or prospectus, or any document  incorporated  by  reference in any of the  foregoing, contains an untrue  statement of a material fact or omits to state any material fact  required to be stated  therein or necessary to make the statements  therein not misleading in light of the circumstances  then existing.  In the case of  clause  (E),  the  Company  shall  promptly prepare a supplement  or amendment to such  registration  statement to correct such untrue statement or omission;

               (v)     use its reasonable  best efforts to obtain the withdrawal
          of  any  order  suspending  the  effectiveness  of  such  registration statement  or any  post-effective  amendment  thereto  or of any order suspending  or  preventing  the  use  of  any  related  prospectus  or suspending the qualification of any Registrable Securities included in such  registration  statement  for  sale  in any  jurisdiction  at the earliest practicable date;

                                      -6-

               (vi)    furnish to each Holder of  Registrable  Securities  to be
          included in such registration  statement hereunder,  each placement or sales agent, if any, therefor and each  underwriter,  if any, thereof, without charge,  a conformed copy of such  registration  statement and any  amendment  and  supplement  thereto (in each case  including  all exhibits and documents  incorporated  by reference) and such number of copies  of the  prospectus  included  in such  registration  statement
          (including each preliminary prospectus, any summary prospectus and any free writing prospectus),  and any amendment or supplement thereto, as such Holder,  agent, if any, and  underwriter,  if any, may reasonably request in order to  facilitate  the  disposition  of the  Registrable
          Securities owned by such Holder, sold by such agent or underwritten by such  underwriter and to permit such Holder,  agent and underwriter to satisfy the prospectus delivery requirements of the Securities Act;

               (vii)   use  its  reasonable  best  efforts  to (A)  register  or
          qualify the Registrable Securities to be included in such registration statement  under such other  securities  laws or blue sky laws of such states of the United  States or the  District  of  Columbia  as may be
          reasonably  requested by the Holders of a majority of such Registrable
          Securities participating in such registration, each placement or sales agent, if any, therefor or the managing underwriter,  if any, thereof,
          (B) keep such  registrations  or  qualifications  in effect and comply with such laws at all times  during  the period  described  in Section
          5(a)(ii)  above,  and (C)  take  any and all  such  actions  as may be reasonably  necessary  to  enable  such  Holder,  agent,  if any,  and
          underwriter,   if  any,  to  consummate   the   disposition   in  such
          jurisdictions of such Registrable Securities;  provided, however, that in order to fulfill  the  foregoing  obligations  under  this  Section
          5(a)(vii),  the Company shall not (unless otherwise  required to do so in any  jurisdiction)  be  required  to (1)  qualify  generally  to do business  as a  foreign  company  or a  broker-dealer,  (2)  execute a general  consent  to  service  of  process  or (3)  subject  itself to taxation;

               (viii)  furnish,  at the  request of the Holders of a majority of such Registrable Securities participating in such registration, on the
          date  that  such   Registrable   Securities   are   delivered  to  the
          underwriters  for sale,  if such  securities  are being  sold  through underwriters,  or,  if such  securities  are not  being  sold  through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date,  of counsel  representing  the Company for the  purposes of such registration,  in  form  and  substance  as is  customarily  given  to
          underwriters  in  an  underwritten   public  offering  and  reasonably
          satisfactory  to a majority in interest of the  Holders,  addressed to the underwriters, if any, and to such Holders and (ii) a letter, dated as of such date, from the independent  certified public accountants of the  Company,  in  form  and  substance  as is  customarily  given  by
          independent   certified  public  accountants  to  underwriters  in  an
          underwritten public offering and reasonably satisfactory to a majority in interest of the  Holders,  addressed to the  underwriters,  if any, and, if permitted by applicable accounting standards, to such Holders;
          and

               (ix)    otherwise use its reasonable  best efforts to comply with
          all applicable  rules and  regulations of the Commission in connection with any registration hereunder.

     (b)  The Company may require each Holder of  Registrable  Securities  as to which any  registration  is being  effected to furnish in writing to the Company such information  regarding such Holder and such Holder's method of distribution

                                      -7-

of such  Registrable  Securities as the Company may from time to time reasonably request.  Each  such  Holder  agrees  to  notify  the  Company  as  promptly  as practicable of any inaccuracy or change in information  previously  furnished by such  Holder to the  Company  or of the  occurrence  of any event as a result of which any prospectus relating to such registration  contains an untrue statement of a material fact regarding such Holder or the distribution of such Registrable
Securities  or omits to state any  material  fact  regarding  such Holder or the distribution  of such  Registrable  Securities  required to be stated therein or necessary  to make  the  statements  therein  not  misleading  in  light  of the circumstances  then  existing,  and  promptly  to  furnish  to the  Company  any additional  information  required to correct and update any previously furnished information or required so that such prospectus shall not contain,  with respect to such Holder or the  distribution of such  Registrable  Securities,  an untrue statement  or a material  fact or omit to state a material  fact  required to be stated  therein or necessary to make the  statements  therein not  misleading in light of the circumstances then existing.

     (c)  Each of the Holders will comply with the  provisions of the Securities
Act with respect to disposition of the Registrable  Securities to be included in any registration statement filed by the Company.

                                   ARTICLE 6
                                 INDEMNIFICATION

     6.1  The  Company  will  indemnify  each  Holder,  each  of  its  officers, directors and partners, such Holder's legal counsel and independent accountants, if any, each person  controlling such Holder within the meaning of Section 15 of the Securities Act, each  underwriter,  if any, and each person who controls any underwriter  within the meaning of Section 15 of the  Securities Act against all expenses,  claims,  losses,  damages  and  liabilities  (or  actions  in respect thereof),  including  any  of  the  foregoing  incurred  in  settlement  of  any litigation,  commenced  or  threatened,  arising  out of or based on any  untrue statement (or alleged  untrue  statement)  of a material  fact  contained in any registration statement or prospectus, or any amendment or supplement thereto, or any omission (or alleged  omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any  violation by the Company of any rule or  regulation  promulgated  under the
Securities  Act or any state  securities  laws  applicable  to the  Company  and relating  to action or  inaction  by the  Company  in  connection  with any such registration,  qualification or compliance, and will reimburse each such Holder, each of its officers,  directors and partners,  such Holder's  legal counsel and
independent  accountants,   each  person  controlling  such  Holder,  each  such
underwriter and each person who controls any such  underwriter for any legal and other expenses reasonably  incurred in connection with investigating,  preparing or  defending  any such claim,  loss,  damage,  liability  or action;  provided, however, that the Company will not be liable in any such case to the extent that any such expense,  claim, loss, damage,  liability or action arises out of or is based on any untrue  statement  or  omission  or  alleged  untrue  statement  or omission  made in  reliance  upon and in  conformity  with  written  information furnished to the Company by such Holder  expressly for use in such  registration statement or prospectus, or any amendment or supplement thereto.

     6.2  Each Holder will, if  Registrable  Securities  held by such Holder are included  in the  securities  as to which such  registration,  qualification  or compliance  is being  effected,  severally  indemnify  the Company,  each of its

                                      -8-

directors and  officers,  its legal counsel and  independent  accountants,  each underwriter,  if any, of the Company's securities covered by such a registration statement,  each person who controls the Company or such underwriter  within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors, partners, legal counsel and independent accountants, if any, and each person controlling such Holder within the meaning of Section 15 of
the  Securities  Act,  against  all  expenses,   claims,   losses,  damages  and
liabilities  (or actions in respect  thereof),  including  any of the  foregoing incurred in settlement of any litigation,  commenced or threatened,  arising out of or based on any untrue statement (or alleged untrue  statement) of a material fact  contained  in  any  such  registration  statement  or  prospectus,  or any amendment or supplement  thereto, or any omission (or alleged omission) to state therein a material fact  required to be stated  therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors,  officers,  partners,  legal counsel,  independent  accountants, underwriters  and control  persons for any legal and other  expenses  reasonably incurred in  connection  with  investigating,  preparing or  defending  any such claim, loss,  damage,  liability or action, in each case to the extent, but only to the extent,  that such untrue  statement  (or alleged  untrue  statement)  or omission  (or  alleged  omission)  is  made in such  registration  statement  or prospectus or amendment or  supplement  in reliance upon and in conformity  with written information furnished to the Company by such Holder expressly for use in such  registration  statement or  prospectus,  or any  amendment  or  supplement thereto; provided,  however, that the obligations of each Holder hereunder shall be limited to an amount equal to the net proceeds to such Holder of  Registrable
Securities sold pursuant to such registration statement.

     6.3  Each party  entitled  to  indemnification  under  this  Article 6 (the
"INDEMNIFIED  PARTY")  shall  give  notice  to the  party  required  to  provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the  Indemnifying  Party to assume  the  defense of any such claim or any litigation  resulting  therefrom,  provided  that  counsel for the  Indemnifying
Party,  who shall  conduct  the  defense of such claim or  litigation,  shall be approved by the  Indemnified  Party (whose  approval shall not  unreasonably  be withheld). The Indemnified Party may participate in such defense at such party's expense;  provided,  however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified  Party if  representation  of both parties by the same counsel would be inappropriate due to actual or potential  conflicts of interest. The failure of any Indemnified Party to give notice as provided herein shall  not  relieve  the  Indemnifying  Party  of  its  obligations  under  this
Agreement,  unless such failure is materially  prejudicial to the ability of the
Indemnifying  Party to defend the action. No Indemnifying  Party, in the defense of any  such  claim or  litigation,  shall,  except  with  the  consent  of each
Indemnified Party, consent to entry of any judgment or enter into any settlement which  does not  include  as an  unconditional  term  thereof  the giving by the claimant or plaintiff to such Indemnified  Party of a release from all liability in respect of such claim or litigation.

     6.4  If  the  indemnification  provided  for  in  Section  6.1  or  6.2  is unavailable or  insufficient  to hold harmless an Indemnified  Party,  then each
Indemnifying  Party  shall  contribute  to the  amount  paid or  payable by such
Indemnified  Party as a result  of the  expenses,  claims,  losses,  damages  or liabilities  (or  actions or  proceedings  in respect  thereof)  referred  to in
Section 6.1 or 6.2, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders of  Registrable  Securities

                                      -9-

on the other hand in connection  with  statements or omissions which resulted in such expenses, claims, losses, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things,  whether the untrue or alleged  untrue  statement  of a material  fact or the omission or alleged omission to state a material fact relates to information supplied by the
Company or the  Holders of  Registrable  Securities  and the  parties'  relative intent,  knowledge,  access to information and opportunity to correct or prevent such untrue  statement  or omission.  The Company and the Holders  agree that it would not be just and  equitable if  contributions  pursuant to this Section 6.4 were to be determined by pro rata allocation (even if all Holders of Registrable
Securities  were treated as one entity for such  purpose) or by any other method of  allocation  which  does not take  account  of the  equitable  considerations referred to in the first  sentence of this  Section  6.4.  The amount paid by an
Indemnified  Party as a result  of the  expenses,  claims,  losses,  damages  or liabilities  (or actions or proceedings in respect  thereof)  referred to in the first sentence of this Section 6.4 shall be deemed to include any legal or other expenses  reasonably  incurred  by such  Indemnified  Party in  connection  with investigating or defending any claim,  action or proceeding which is the subject of this Section 6.4. No person  guilty of fraudulent  misrepresentation  (within the  meaning of  Section  11(f) of the  Securities  Act)  shall be  entitled  to
contribution   from  any  person   who  was  not   guilty  of  such   fraudulent
misrepresentation.  The  obligations  of Holders of  Registrable  Securities  to contribute  pursuant to this Section 6.4 shall be several in  proportion  to the respective  amount  of  Registrable  Securities  sold  by  them  pursuant  to  a registration  statement,  and shall be  limited  to an  amount  equal to the net proceeds to each such Holder of  Registrable  Securities  sold  pursuant to such registration statement.

                                   ARTICLE 7
                               RULE 144 REPORTING

     With a  view  to  making  available  the  benefits  of  certain  rules  and regulations of the Commission that may at any time permit the sale of securities of the Company to the public without registration, the Company agrees to use its reasonable best efforts to:

     7.1  Make and keep public information  regarding the Company available,  as those terms are  understood and defined in Rule 144, at all times after the date hereof; and

     7.2  File with the  Commission  in a timely  manner all  reports  and other documents required of the Company under the Securities Act and the Exchange Act.

                                   ARTICLE 8
                         TRANSFER OF REGISTRATION RIGHTS

     The rights to cause the Company to register  Registrable  Securities  under
Section 2.2 of this Agreement, together with all related rights and obligations, may be assigned by a Holder to any other person; provided, however, that (A) the transferor  shall furnish to the Company  written notice of the name and address of such  transferee  or assignee and the  securities  with respect to which such registration  rights  are being  assigned  prior to such  transfer  and (B) such transferee  shall agree in writing to be subject to all applicable  restrictions set forth in this  Agreement.  In each case, such rights may only be transferred together with the underlying  Registrable  Securities in a transfer permitted by

                                      -10-

the  Securities  Act and applicable  state  securities  laws. Any such permitted transferee or assignee shall be deemed a Holder hereunder.

                                   ARTICLE 9
         LIMITATIONS ON REGISTRATION RIGHTS GRANTED TO OTHER SECURITIES

     From and after the date of this Agreement,  the Company shall not,  without the prior  written  consent  of the  Holders of a  majority  of the  Registrable
Securities  then  outstanding,  enter  into any  agreement  with any  holder  or prospective  holder of any securities of the Company  providing for the grant to such holder of registration rights superior to those granted herein.

                                   ARTICLE 10
                                  MISCELLANEOUS

     10.1 GOVERNING  LAW.  The  laws of the  State  of Texas  shall  govern  the interpretation,  validity  and  performance  of the  terms  of  this  Agreement, regardless  of the law that might be applied  under  principles  of conflicts of law.

     10.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the  provisions  hereof shall inure to the benefit of, and be binding upon,  the successors  and  assigns of each of the  parties  hereto and shall  inure to the benefit of and be binding upon each Holder of any Registrable Securities.

     10.3 ENTIRE  AGREEMENT.  This  Agreement  constitutes  the full and  entire understanding  and  agreement  between  the  parties  with regard to the subject matter hereof.

     10.4 NOTICES.  All notices,  requests,  consents  and other  communications hereunder  shall be made in writing  and shall be deemed  given (i) when made if made by hand  delivery,  (ii) one  business  day after being  deposited  with an overnight courier if made by courier guaranteeing  overnight delivery,  (iii) on the date indicated on the notice of receipt if made by first-class  mail, return receipt requested or (iv) on the date of confirmation of receipt of transmission by facsimile, addressed as follows:

     (a)  if to the Company, at

          Hallmark Financial Services, Inc.
          777 Main Street, Suite 1000
          Fort Worth, TX 76102
          Facsimile: (817) 348-1815
          Attention:  Chief Financial Officer

          with a copy to:

          McGuire, Craddock & Strother, P.C.
          3550 Lincoln Plaza
          500 N. Akard Street
          Dallas, Texas  75201
          Facsimile:  (214) 954-6868

                                      -11-

          Attention:  Steven D. Davidson, Esq.

     (b)  if to the Investor, in care of:

          Newcastle Partners, L.P.
          300 Crescent Court, Suite 1110
          Dallas, TX  75201
          Facsimile:  (214) 661-7475
          Attention:  Steven J. Pully

          with a copy to:

          Olshan Grundman Frome Rosenzweig & Wolosky LLP
          65 East 55th Street
          New York, New York  10022
          Facsimile: (212) 451-2222
          Attention:  Steven Wolosky, Esq.

     (c)  if to a  Holder,  to  the  address  reflected  on the  records  of the
Company,  or such other  address or  addresses  as shall have been  furnished in writing by such party to the Company and to the other parties to this Agreement.

     10.5 SEVERABILITY. The invalidity, illegality or unenforceability of one or more of the  provisions of this Agreement in any  jurisdiction  shall not affect the validity,  legality or  enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction,  it being intended that all rights and obligations of the parties  hereunder shall be enforceable to the fullest extent permitted by law.

     10.6 TITLES AND  SUBTITLES.  The titles of the sections and  subsections of this  Agreement  are  for  convenience  of  reference  only  and  are  not to be considered in construing this Agreement.

     10.7 COUNTERPARTS.  This  Agreement  may  be  executed  in  any  number  of counterparts,  each of which  shall be an  original,  but all of which  together constitute one instrument.

     10.8 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented in any respect only by written agreement by the Company and Holders representing at least a majority of the Registrable Securities,  voting together as a single class; provided,  that no such amendment shall unfairly discriminate against a particular  Holder relative to the other Holders.  Any action taken by the Holders, as provided in this Section 10.8, shall bind all Holders.

                                      -12-

     IN WITNESS WHEREOF, the undersigned have hereunto affixed their signatures.

                                              NEWCASTLE SPECIAL OPPORTUNITY
                                              FUND I, L.P.

HALLMARK FINANCIAL SERVICES, INC.             BY: NEWCASTLE CAPITAL MANAGEMENT,
                                                  L.P., ITS GENERAL PARTNER

By                                            By
   -------------------------------               -------------------------------

Its                                           Its
    ------------------------------                ------------------------------

                                      -13-

                                     ANNEX A
                              PLAN OF DISTRIBUTION

     We are  registering  the shares offered by this prospectus on behalf of the selling shareholders.  The selling  shareholders,  which as used herein includes donees, pledgees,  transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock  received  after the date of this  prospectus  from a  selling  shareholder  as a gift,  pledge,  partnership distribution  or other  transfer,  may,  from time to time,  sell,  transfer  or otherwise  dispose of any or all of their shares of common stock or interests in shares of common  stock on any stock  exchange,  market or trading  facility  on which the shares are traded or in private  transactions.  These dispositions may be at fixed prices,  at prevailing  market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

     The selling  shareholders may use any one or more of the following  methods when disposing of shares or interests therein:

          o    ordinary  brokerage  transactions  and  transactions in which the broker-dealer solicits purchasers;

          o    block trades in which the broker-dealer  will attempt to sell the shares as agent,  but may  position  and  resell a portion of the block as principal to facilitate the transaction;

          o    purchases  by a  broker-dealer  as  principal  and  resale by the broker-dealer for its account;

          o    an  exchange  distribution  in  accordance  with the rules of the applicable exchange;

          o    privately negotiated transactions;

          o    short sales;

          o    through the  writing or  settlement  of options or other  hedging transactions, whether through an options exchange or otherwise;

          o    broker-dealers may agree with the selling  shareholders to sell a specified number of such shares at a stipulated price per share;

          o    a combination of any such methods of sale; and

          o    any other method permitted pursuant to applicable law.

     The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock,  from time to time, under this  prospectus,  or under an amendment to this prospectus under Rule 424(b)(3)
or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee,  transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer  the shares of common stock in other  circumstances,  in which case the

                                      -14-

transferees,  pledgees  or other  successors  in  interest  will be the  selling beneficial owners for purposes of this prospectus.

     In connection with the sale of our common stock or interests  therein,  the selling  shareholders may enter into hedging transactions with broker-dealers or other  financial  institutions,  which may in turn  engage in short sales of the common stock in the course of hedging the  positions  they  assume.  The selling shareholders  may also sell shares of our common  stock short and deliver  these securities  to close out their  short  positions,  or loan or pledge  the common stock to  broker-dealers  that in turn may sell these  securities.  The  selling
shareholders   may  also  enter   into   option  or  other   transactions   with
broker-dealers  or other  financial  institutions or the creation of one or more derivative  securities which require the delivery to such broker-dealer or other financial  institution of shares offered by this  prospectus,  which shares such broker-dealer  or  other  financial  institution  may  resell  pursuant  to this prospectus (as supplemented or amended to reflect such transaction).

     The  aggregate  proceeds to the selling  shareholders  from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions,  if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part,  any proposed  purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

     The selling  shareholders also may resell all or a portion of the shares in open market  transactions  in reliance upon Rule 144 under the Securities Act of
1933,  provided that they meet the criteria and conform to the  requirements  of that rule.

     The selling shareholders and any broker-dealers that act in connection with the sale of securities might be deemed to be  "underwriters"  within the meaning of Section 2(11) of the  Securities  Act, and any  commissions  received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

     To the extent  required,  the shares of our  common  stock to be sold,  the names of the selling  shareholders,  the respective  purchase  prices and public offering  prices,  the  names  of any  agent,  dealer  or  underwriter,  and any applicable  commissions or discounts with respect to a particular  offer will be set  forth in an  accompanying  prospectus  supplement  or,  if  appropriate,  a post-effective  amendment  to the  registration  statement  that  includes  this prospectus.

     In order to comply with the securities laws of some states,  if applicable, the common stock may be sold in these  jurisdictions  only through registered or licensed  brokers or dealers.  In addition,  in some states the common stock may not be sold unless it has been  registered or qualified for sale or an exemption from  registration  or  qualification  requirements is available and is complied with.

                                       -2-

     We have advised the selling shareholders that the  anti-manipulation  rules of  Regulation  M under  the  Exchange  Act may  apply to sales of shares in the market and to the activities of the selling  shareholders and their  affiliates.
In addition,  we will make copies of this  prospectus (as it may be supplemented or amended  from time to time)  available  to the selling  shareholders  for the purpose of satisfying the  prospectus  delivery  requirements  of the Securities
Act. The selling  shareholders may indemnify any broker-dealer that participates in transactions  involving the sale of the shares against  certain  liabilities, including liabilities arising under the Securities Act.

     We have agreed to indemnify the selling  shareholders  against liabilities, including  liabilities  under  the  Securities  Act and state  securities  laws, relating to the registration of the shares offered by this prospectus.

     We have  agreed  with the  selling  shareholders  to keep the  registration statement that includes this  prospectus  effective until the earlier of (1) two years  following the effective date of the  registration  statement and (2) such time as all shares of common  stock  covered by this  prospectus  have been sold pursuant to this prospectus.

                                      -3-